Exhibit 5.1

Our Reference:    TO113/234/

3 August 2021

PRIVATE AND CONFIDENTIAL

Board of Directors

Dole plc

29 North Anne Street

Dublin 7

D07 PH36

Ireland

Re:	Dole PLC (the “Company”)

To whom it may concern:

1.	Basis of Opinion

1.1

We are acting as Irish counsel to the Company, registered number 606201, a public company limited by shares, incorporated under the laws of Ireland, in connection with the registration statement on Form S-8 filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on 3 August 2021 (the “Registration Statement”). We refer in particular to the registration by the Company of up to 7,447,891 Ordinary Shares of US$0.01 each (the “Ordinary Shares”) in connection with the Dole plc 2021 Omnibus Incentive Compensation (the “2021 Plan”) pursuant to the Registration Statement.

1.2

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Irish Revenue Commissioners which may occur after the date of this Opinion.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)	the searches listed at paragraph 1.5 below.

1.4	In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 3 August 2021 (collectively the “Searches”):

(a)

on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

1.7	No opinion is expressed as to the taxation consequences of any of the matters referred to in the Registration Statement or the transactions referred to therein or contemplated thereby.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Ordinary Shares;

2.2

the Ordinary Shares, when issued by the Company in accordance with the terms of the 2021 Plan and the Registration Statement, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof; and

2.3

the Ordinary Shares, when issued by the Company in accordance with the terms of the 2021 Plan and the Registration Statement, will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Ordinary Shares).

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Ordinary Shares

3.1

that the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein and a pricing committee of the board of directors will have taken action necessary to set the sale price of the Ordinary Shares;

3.2

that the Ordinary Shares will be issued (the “Securities Issuance Event”) in accordance with the appropriate resolutions and authorities of the shareholders and directors of the Company to be passed prior to the issue of the Ordinary Shares (“Closing”) and in accordance with the terms of the Registration Statement;

3.3

that the vesting of any awards granted under the 2021 Plan and the issue of the Shares upon vesting of such awards (and the issue of the Shares in connection with any other awards granted under the 2021 Plan) will be conducted in accordance with the terms and the procedures described in the 2021 Plan and the applicable award agreement (as defined in the 2021 Plan);

3.4

there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the Securities Issuance Event in good faith, for its legitimate and bona fide business purposes;

3.5

that (i) the Ordinary Shares will be quoted on the New York Stock Exchange at the time of their issue or (ii) the Ordinary Shares will not derive their value or the greater part of their value directly or indirectly from land in Ireland, minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish continental shelf;

Authenticity and bona fides

3.6

the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;

3.7	that the copies produced to us of minutes of meetings and/or resolutions are true and correct copies of the originals documents, and the signatures on such documents are genuine;

3.8	that the representations contain in the Officer’s Certificate of the secretary of the Company dated on or around 3 August 2021 are correct as to questions of fact;

3.9

that the persons identified as the directors of the Company are actually serving as such and that any certificates representing the Ordinary Shares will be properly executed by one or more such persons;

Constitution and Resolutions

3.10

that the draft Constitution of the Company scheduled to this Opinion will be the form of constitution in place on Closing, and, as at Closing, that there shall be no other terms governing the Ordinary Shares other than those set out in the Constitution;

Accuracy of Searches and Warranties

3.11

the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.12	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

4.1

This Opinion is addressed to you in connection with the registration of the Ordinary Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the Registration Statement.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX LLP

SCHEDULE 1

DOCUMENTS EXAMINED

1.	The Registration statement and the documents incorporated by reference therein.

2.	A copy of the Dole plc 2021 Omnibus Incentive Compensation Plan.

3.	A copy of the resolution of the Compensation Committee of Dole plc dated 19 July 2021 approving the Dole plc 2021 Omnibus Incentive Compensation Plan.

4.	A copy of the resolution in writing of the shareholders of the Company dated 2 July 2021 approving the adoption of the Company’s Constitution.

5.	A copy of the Constitution of the Company in the form effective on Closing as adopted on 2 July 2021.

6.	An Officer’s Certificate of the secretary of the Company dated on or around 3 August 2021.

7.	A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act 2014 of Ireland dated 26 April 2021.

8.	Letter of Status from the Irish Companies Registration Office in respect of the Company dated 3 August 2021.

SCHEDULE 2

SEARCHES

SCHEDULE 3

CONSTITUTION